UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  June 11, 2012
(Date of earliest event reported)

MRI INTERVENTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 8.01.  Other Events.

As previously disclosed, in October 2009 MRI Interventions, Inc. (the “Company”) entered into a loan agreement with Boston Scientific Corporation. Under that agreement, in October, November and December 2009, the Company borrowed an aggregate of $3,500,000 from Boston Scientific, which loans were evidenced by three convertible promissory notes. The loans accrued interest at 10% per year and were scheduled to mature on the second anniversary of the date on which the funds were advanced.  Effective February 2, 2012, the Company entered into a loan amendment with Boston Scientific pursuant to which (i) interest accrued under each of the notes as of February 2, 2012 was added to the principal balance of the note, (ii) beginning February 2, 2012, the interest rate of each of the notes was reduced from 10% per year to 0%, and (iii) the maturity date of each of the notes was extended by three years (until October through December 2014).  As of February 2, 2012, the outstanding aggregate loan balance, including principal and interest, owed to Boston Scientific was $4,338,601.

Each of the notes is convertible, at Boston Scientific’s option, at any time prior to the earlier of the maturity date or the Company’s consummation of a “qualified initial public offering,” which is defined as a bona fide first underwritten public offering of the Company’s common stock on a firm commitment basis in which the aggregate gross proceeds received by the Company at the public offering price equals or exceeds $20,000,000.  If Boston Scientific elected to exercise its conversion option, its notes would convert into one share of the Company’s preferred stock at a conversion price of $8.00 per share, unless Boston Scientific elected to convert in connection with a qualified financing, in which case the notes would convert at the lower of $8.00 per share or the price per share paid by investors in the qualified financing.  A “qualified financing” is defined as any equity financing in which shares of the Company’s preferred stock are issued in exchange for cash proceeds.  If Boston Scientific elected to convert its notes in connection with a qualified financing, the terms of the preferred stock Boston Scientific would receive would be the same as the preferred stock issued by the Company in the qualified financing.  The terms of the preferred stock into which Boston Scientific could otherwise elect to convert its notes had not been established by the Company.  However, pursuant to the February 2, 2012 loan amendment with Boston Scientific, the Company agreed to fix those terms.

On June 11, 2012, the Company’s Board of Directors (the “Board”) established the terms of a series of preferred stock known as “Series A Convertible Preferred Stock”.  The Board designated the Series A Convertible Preferred Stock solely to provide Boston Scientific a series of the Company’s preferred stock into which Boston Scientific could elect to convert its notes other than in connection with a qualified financing.  The Company has not issued any shares of the Series A Convertible Preferred Stock.  Likewise, the Company has not filed a Certificate of Designations with the Secretary of State of the State of Delaware to create the Series A Convertible Preferred Stock.  The Company does not intend to file such Certificate of Designations unless and until Boston Scientific elects to convert its notes into shares of the Series A Convertible Preferred Stock.

If Boston Scientific elected to convert its notes into shares of the Series A Convertible Preferred Stock, the Company would expect to file with the Secretary of State of the State of Delaware a Certificate of Designations substantially in the form filed herewith as Exhibit 99.1, which provides the terms of the Series A Convertible Preferred Stock approved by the Company’s Board.  Certain of the terms that would be set forth in the Certificate of Designations are summarized below:

Number of Shares

The Company would designate 600,000 shares of its preferred stock as Series A Convertible Preferred Stock.

Dividends

Holders of Series A Convertible Preferred Stock would receive dividends if, when and to the extent dividends are declared and paid with respect to the Company’s common stock.

Voting Rights

The affirmative vote of the holders of a majority of the Series A Convertible Preferred Stock would be necessary for the Company to amend its certificate of incorporation, if such amendment would adversely change the preferences or rights of the Series A Convertible Preferred Stock (which would include, without limitation, the liquidation preference or the conversion privilege described below).  Likewise, the affirmative vote of the holders of a majority of the Series A Convertible Preferred Stock would be required to authorize any transaction involving a compulsory share exchange or other recapitalization if the Series A Convertible Preferred Stock would be converted into other securities, cash or property, except for any transaction involving a merger or reorganization or a sale of substantially all of the Company’s stock or assets if the holders of a majority of the Company’s outstanding equity securities before the transaction would not continue to hold a majority of the outstanding equity securities of the surviving entity.  Otherwise, except as required by law, holders of the Series A Convertible Preferred Stock would vote together with the holders of the Company’s common stock, and the holders of the Series A Convertible Preferred Stock would receive a number of votes equal to the number of shares of common stock into which their shares of Series A Convertible Preferred Stock would then be convertible.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, each holder of Series A Convertible Preferred Stock would be paid, before any distribution or payment would be made upon any junior security of the Company, including the Company’s common stock, an amount equal to $8.00 per share of Series A Convertible Preferred Stock.  If the assets to be distributed among the holders of the Series A Convertible Preferred Stock would be insufficient to permit payment to such holders of the aggregate amount which they would be entitled to be paid, then the entire assets available for distribution would be distributed pro rata among such holders in proportion to the full preferential amounts to which they would otherwise be entitled on account of their Series A Convertible Preferred Stock.

Conversion

The Series A Convertible Preferred Stock would be convertible into common stock at any time at the election of the holder, initially on a one-for-one basis.  The conversion price would be adjusted proportionately for events such as stock splits, stock dividends or other recapitalizations.  In addition, following the issuance of any shares of Series A Convertible Preferred Stock, the conversion price would also be adjusted downward if the Company sold shares of its common stock at a price per share less than the then prevailing conversion price per share of the Series A Convertible Preferred Stock (which initially would be $8.00 per share).  In those circumstances, the adjusted conversion price would be the share price at which the Company sold its common stock.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

Date:     June 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Proposed Form of Certificate of Designations of Series A Convertible Preferred Stock